FORM 8-K


                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported)  December 31, 2004
                                                         -----------------

                              NOBILITY HOMES, INC.
                              --------------------
             (Exact name of registrant as specified in its charter)

           Florida                       000-06506               59-1166102
           -------                       ---------               ----------
(State or other jurisdiction            (Commission             (IRS Employer
      of incorporation)                File Number)          Identification No.)

           3741 SW 7th Street
             Ocala, Florida                                      34478
             --------------                                      -----
(Address of principal executive offices)                      (Zip Code)

        Registrant's telephone number including area code: (352) 732-5157
                                                           --------------


                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

         [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

         [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 5.01.    CHANGES IN CONTROL OF REGISTRANT

         This Form 8-K is being filed to report that Terry E. Trexler, the Chairman, President and Chief Executive Officer of Nobility Homes, Inc. ("Nobility") has transferred substantially all of his shares of Nobility common stock to a trust for personal estate and tax planning reasons. Until December 31, 2004, Mr. Trexler beneficially owned 2,182,575 shares, representing approximately 54% of the outstanding voting stock of Nobility. On December 31, 2004, Mr. Trexler gifted 2,180,535 shares of Nobility common stock to the Terry
E. Trexler Irrevocable Trust (the "Trust"). The trustee of the Trust, Kay Charlton, has sole voting and investment power with respect to the 2,180,535 shares. Ms. Charlton is an estates and tax consultant. Mr. Trexler is the sole beneficiary of the Trust.

         The Trust terminates on March 31, 2005 or upon the death of Mr. Trexler, whichever is first to occur. Notwithstanding the foregoing, during the life of Mr. Trexler the Trust shall renew for successive one year terms on March 31 of each year unless Mr. Trexler provides written notice of his intention not to renew the Trust no later than thirty days before the expiration of the then current term of the Trust.




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                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        NOBILITY HOMES, INC.
                                        (registrant)



January 6, 2005                         By:   /s/ Terry E. Trexler
                                           -------------------------------------
                                              Terry E. Trexler
                                              Chairman, President and Chief
                                              Executive Officer








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